UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2013

PROFIRE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52376	20-0019425
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

321 South 1250 West, Suite 1, Lindon, Utah
(Address of principal executive offices)

84042
(Zip code)

(801) 796-5127
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On November 12, 2013, Profire Energy, Inc. (“Profire”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors and other accredited investors, pursuant to which Profire agreed to sell, in a private placement (the “Offering”), an aggregate of 2,172,405 shares of common stock at a price per share of $2.18 for gross proceeds of approximately $4.7 million.  The closing of the Offering occurred on November 18, 2013.

The Purchase Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

In connection with the Offering, on November 18, 2013, Profire also entered into a Registration Rights Agreement pursuant to which Profire will be obligated to file a Registration Statement to register the resale of the shares of Common Stock on or prior to the 40th calendar day following the entering into of the Registration Rights Agreement. Profire will also agree to use its best efforts to cause the registration statement to be declared effective as promptly as possible after the filing thereof, but in any event no later than the 90th calendar day following the closing date (or, in the event of a “full review” by the Securities and Exchange Commission, the 120th calendar day following the closing date).

In connection with the Offering, on October 13, 2013, Profire entered into a placement agency agreement (the “Placement Agency Agreement”) with Chardan Capital Markets and Maxim Group LLC (each a “Placement Agent” and together, the “Placement Agents”) pursuant to which Chardan Capital Markets and Maxim Group LLC acted as co-Placement Agents for the Offering.  Profire paid 8% of the aggregate gross proceeds to the Placement Agents, to be split equally between them. In addition, Profire will pay to the Placement Agents restricted stock equal to four percent of the number of securities sold in the Offering, to be split equally between them.

A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the Registration Rights Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Purchase Agreement and the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement and the Registration Rights Agreement.

Item 3.02   Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 of this current report on Form 8-K is responsive to this item. The issuance and sale of securities by Profire under the Purchase Agreement is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated as of November 12, 2013 by and among Profire Energy, Inc. and the Purchasers identified therein.
10.2	Form of Registration Rights Agreement
99.1	Press Release, dated November 13, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFIRE ENERGY, INC.

Date: November 18, 2013	By:	/s/ Brenton W. Hatch
Brenton W. Hatch
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Securities Purchase Agreement, dated as of November 12, 2013 by and among Profire Energy, Inc. and the Purchasers identified therein.
10.2	Form of Registration Rights Agreement
99.1	Press Release, dated November 13, 2013